UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/28/2008

Assurant, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31978

DE	39-1126612
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Chase Manhattan Plaza, 41st Floor
New York, New York 10005
(Address of principal executive offices, including zip code)

(212) 859-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Assurant, Inc. (the "Company") has decided to grant a one-time cash bonus to approximately 350 Company executives, including Messrs. Atkinson, Hamm, Lemasters, Peninger and Ms. Silvester, to express its special appreciation for their efforts during 2007. The bonus amount will equal 25% of each executive's annual short term incentive program ("STIP") target amount and will be paid on July 1, 2008, provided that he/she continues to be employed with the Company through that date.

The projected bonus amounts under this arrangement for the above referenced named executive officers are listed in the table attached hereto as Exhibit 99.1. The information contained in Exhibit 99.1 is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 - Projected Bonus Award Table

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

Date: April 02, 2008	By:	/s/ Katherine Greenzang
Katherine Greenzang
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Projected Bonus Award Table